Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116232 of Prana Biotechnology Limited on Form F-3 of our report dated September 13, 2004 except for Notes 11(f), 17 and 25 as to which the date is 24 September, 2004, appearing in this Annual Report on Form 20-F of Prana Biotechnology Limited for the year ended June 30, 2004.


/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

Melbourne, Victoria, Australia

September 24, 2004